Asset Allocation Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/19/01	MetLife, Inc., 6.125% due
		12/01/11

Shares            Price         Amount
5,000		  $99.66	$4,983

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.35       N/A		 0.00%	            1.09%

Broker
Bank of America Securities LLC

Underwriters of MetLife, Inc., 6.125% due
12/01/11


Underwriters			       Number of Shares
Banc of America Securities LLC		  262,500,000
Lehman Brothers, Inc. 			  262,500,000
Banc One Capital Markets, Inc.             25,000,000
Bank of New York Capital Markets, Inc.	   25,000,000
Credit Suisse First Boston Corp.	   25,000,000
First Union Securities, Inc.               25,000,000
Goldman, Sachs & Co. 		           25,000,000
J.P.Morgan Securities, Inc.                25,000,000
Salomon Smiht Barney, Inc.		   25,000,000
UBS Warburg LLC				   25,000,000
Williams Capital Group L.P. 		   25,000,000
Total     			          750,000,000



Asset Allocation Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/12/02	General Electric Capital Corp., 5.88% due
                02/15/12


Shares            Price         Amount
20,000		  $99.552	$19,910

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A         N/A		 0.00%	           1.85%


Broker
Lehman Brothers, Inc.

Underwriters of General Electric
Capital Corp., 5.88% due 02/15/12


Underwriters			   Number of Shares
Lehman Brothers, Inc.                2,025,000,000
Deutsche Banc Alex. Brown, Inc.         56,250,000
J.P. Morgan Securities, Inc.            56,250,000
Salomon Smith Barney, Inc.              56,250,000
UBS Warburg LLC                         56,250,000
Total                                2,250,000,000




Asset Allocation Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/13/02	General Mills, Inc., 6.00% due 02/15/02


Shares            Price         Amount
5,000		  $99.668	$4,983

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
 N/A        N/A		 0.00%	            0.42%%

Broker
Deutsche Morgan Grenfell

Underwriters of General Mills, Inc., 6.00% due 02/15/02


Underwriters			        Number of Shares
Barclays Capital, Inc.                      318,200,000
Deutsche Banc Alex. Brown, Inc.             318,200,000
Salomon Smith Barney, Inc.                  318,200,000
Credit Suisse First Boston Corp.            225,800,000
Banc of America Securities LLC              182,200,000
J.P. Morgan Securities, Inc.                182,200,000
UBS Warburg LLC                             182,200,000
Utendahl Capital Partners, L.P.              35,000,000
Loop Capital Markets, LLC                    35,000,000
Credit Lyonnais Securities, Inc. (USA)       32,200,000
Tokyo-Mitsubishi International PLC           26,400,000
Mizuho International PLC                     23,800,000
SunTrust Capital Markets, Inc.               23,800,000
Wells Fargo Van Kasper, LLC                  23,800,000
ABN AMRO, Inc.                               16,200,000
Mellon Financial Markets, LLC                16,200,000
U.S. Bancorp Piper Jaffray, Inc.             14,800,000
Bank of New York Capital Markets, Inc.        7,800,000
Wachovia Securities, Inc.                     6,400,000
BNP Paribas Securities Corp.                  2,800,000
Fleet Securities, Inc.                        2,800,000
HSBC Securities, Inc. (USA)                   2,800,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.   2,800,000
Rabobank International                          400,000
Total                                     2,000,000,000